UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2011

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2011, Cascade Bancorp (NASDAQ: CACB) (“Bancorp”) and Bank of the Cascades (the “Bank”), a wholly-owned subsidiary of Bancorp (collectively, “the Company” or “Cascade”) announced that Terry E. Zink  accepted the employment offer made by the Company on October 1, 2011 to be the Chief Executive Officer of the Company with an anticipated start date of January 1, 2012, subject to the approval of the Federal Deposit Insurance Corporation (the “FDIC”) and the Oregon Division of Finance and Corporate Securities (the “DFCS”), the Company’s primary regulators.  In July of 2011, Patricia L. Moss, the Company’s current Chief Executive Officer, announced her intent to retire in July 2012.   At the time that Zink assumes the responsibilities of CEO, Moss will continue to serve on the Company’s Board of Directors, will remain active in the community and will assist Zink in providing a smooth transition period for customers, shareholders and employees until her retirement.

Zink most recently served as President and Chief Executive Officer of Fifth Third Bank Chicago, an affiliate of the Fifth Third Bancorp network.  He was also responsible for the oversight of the other 18 affiliates within the Bank network and the strategic oversight of the Retail and Small Business Banking lines.  Prior to joining Fifth Third Bank, Zink served nearly 17 years with Wells Fargo & Company in several senior management positions in California and Arizona.

As President and Chief Executive Officer of Fifth Third Bank Chicago, Zink managed the Bank’s strategic growth throughout Chicago and Northern Indiana.  This role included overseeing operations of approximately 1,900 employees, 190 branches, and more than $12 billion in assets. His experience also includes oversight of commercial and retail banking, small business, mortgage and private banking.

Zink is currently 59 years of age. His annualized base salary will be $550,000, and an equity allocation of $330,000 will be granted after he begins employment; 75% of the grant will be in the form of restricted stock and 25% in stock options. The Equity Allocation would be fully vested after two (2) years from the date of grant. In addition, Mr. Zink will receive relocation assistance of $150,000 as part of his employment compensation package.  Mr. Zink will also be eligible to participate in the Company’s Cash Incentive Plan.  The annual incentive bonus opportunity will be 60% of his base salary, contingent upon meeting established company and individual goals.  Additional incentive may be earned for maximum level performance and achievement of annual goals, up to a maximum total annual cash incentive opportunity of 150% of the annual target incentive amount, or 90% of Zink’s base salary.  In addition, based upon the achievement of the Company’s performance and individual goals, Zink will be eligible to participate in the Equity Incentive Plan at a level of 60% of his base salary for target performance and 90% for maximum level performance. Zink’s compensation arrangement remains subject to the approval of the FDIC and the DFCS,

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated October 6, 2011

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton
Gregory D. Newton
EVP and Chief Financial Officer

Date:           October 6, 2011

3